SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 9, 2009
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On January 15, 2009, Therese M. Vaughan, a director of Principal Financial Group, Inc. (the “Company”) and its wholly-owned subsidiary, Principal Life Insurance Company, submitted her resignation from both such boards in connection with her new position as chief executive officer of the National Association of Insurance Commissioners. The National Association of Insurance Commissioners is an organization of insurance regulators from the 50 states, the District of Columbia and the five U.S. territories that provides a forum for the development of uniform policy when appropriate. Ms. Vaughan’s decision to resign is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Vaughan was not asked to resign or removed for cause from the Company’s board of directors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

	By:	/s/ Joyce N. Hoffman
	Name:	Joyce N. Hoffman
	Title:	Senior Vice President and
Corporate Secretary

Date: January 15, 2009